As filed with the Securities and Exchange Commission on October 20, 2015

Registration No. 333-190836

__________________________________________________________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KEY LINK ASSETS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5411	27-3439423
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

216 South Jefferson, Suite LL1

Chicago, IL 60661

312-965-9637

 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Shawn P. Clark

Key Link Assets Corp.

216 South Jefferson, Suite LL1

Chicago, IL 60661

312-965-9637

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Kristen A. Baracy, Esq.

Carol S. McMahan, Esq.

Synergy Law Group, LLC

730 West Randolph Street, 6th Floor

Chicago, IL  60661

(312) 454-0015

Fax (312) 454-0261

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock	570,000	$0.10	$57,000	$8.05

(1)  This registration covers the resale by our selling stockholders of up to 570,000 shares of common stock previously issued to such selling stockholders. The shares were originally registered under a registration statement declared effective by the Securities and Exchange Commission (“SEC”) on February 14, 2014. From February 14, 2014 to the date hereof, 20,000 shares have been sold.

(2)  This price was determined by the Company based on the price of shares of common stock sold to Company shareholders in a private offering.

(3)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”). The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock has been accepted for quotation on the OTC Bulletin Board (“OTCBB”), but no active trading market has developed. The offering price was determined by the price shares were sold to the selling stockholders described herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II

Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$8.05
Transfer Agent Fees	$1,000.00
Legal and Accounting fees and expenses	$25,000.00
Edgar document conversion	$3,000.00
Total	$29,008.05

All amounts other than the Commission’s registration fee are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation. Under the DGCL, a corporation has the power to indemnify any person who is a party to an action by reason of the fact that such person is a director, officer, employee or agent of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful. Our Certificate of Incorporation provides that we shall indemnify, to the fullest extent permitted by law any person who is party to an action by reason of the fact that such person was a director or officer of the Company. The Company may purchase and maintain insurance to protect against any expense, liability or loss associated with such indemnity.

Item 15.  Recent Sales of Unregistered Securities

We issued 14,112,250 shares of our common stock to founders of the Company in consideration for services. These shares were issued pursuant to exemptions provided by Section 4(a)(2) of the Securities Act in connection with the organization of our Company as a transaction not involving a public offering.

On October 12, 2010, we sold an aggregate of 590,000 shares of our common stock to 35 purchasers at a price of $0.10 per share for aggregate offering proceeds of $59,000. These shares were issued pursuant to exemptions provided by Regulation D promulgated by the SEC under the Securities Act.

Item 16.  Exhibits

Exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
3.1	Certificate of Incorporation		3.1	Form S-1 File No. 333-190836	August 27, 2013

3.2	By-Laws		3.2	Form S-1 File No. 333-190836	August 27, 2013

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
4.1	Specimen common stock certificate		4.1	Form S-1 File No. 333-190836	August 27, 2013

5.1	Opinion of Synergy Law Group, LLC		5.1	Form S-1/A File No. 333-190836	September 2, 2015

10.1	Key Link Asset Corp. 2010 Incentive Compensation Plan		10.1	Form S-1/A File No. 333-190836	December 16, 2013

10.2	Form of Option Agreement under 2010 Incentive Compensation Plan		10.2	Form 10-K/A File No. 333-190836	April 16, 2014

10.3	Note Payable dated December 21, 2012 by the Company to Shawn Clark		10.2	Form S-1/A File No. 333-190836	October 23, 2013

10.4	Note Payable dated January 24, 2013 by the Company to Shawn Clark		10.3	Form S-1/A File No. 333-190836	October 23, 2013

10.5	Note Payable dated March 9, 2013 by the Company to Shawn Clark		10.4	Form S-1/A File No. 333-190836	October 23, 2013

10.6	Note Payable dated May 31, 2013 by the Company to Shawn Clark		10.5	Form S-1/A File No. 333-190836	October 23, 2013

10.7	Note Payable dated September 29, 2013 by the Company to Shawn Clark		10.6	Form S-1/A File No. 333-190836	January 21, 2014

10.8	Note Payable dated November 12, 2013 by the Company to Shawn Clark		10.7	Form S-1/A File No. 333-190836	January 21, 2014

10.9	Extension Agreement dated December 20, 2013 between the Company and Shawn P. Clark		10.8	Form S-1/A File No. 333-190836	January 21, 2014

10.10	Note Payable dated September 29, 2013 by the Company to Synergy Law Group, LLC		10.9	Form S-1/A File No. 333-190836	January 21, 2014

10.11	Loan Commitment dated December 20, 2013 by Shawn P. Clark to the Company		10.19	Form S-1/A File No. 333-190836	January 21, 2014

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
10.12	Loan Commitment dated December 15, 2013 by Shawn P. Clark, Dena M. Womack, Tysen J. Kamin, Christopher J. Dunkel and Glenn Petersen to the Company		10.11	Form S-1/A File No. 333-190836	January 21, 2014

10.13	Note Payable dated February 19, 2014 by the Company to Shawn Clark		10.13	Form 10-K/A File No. 333-190836	April 16, 2014

10.14	Note Payable dated March 13, 2014 by the Company to Shawn Clark		10.14	Form 10-Q File No. 333-190836	May 20, 2014

10.15	Note Payable dated May 23, 2014 by the Company to Shawn Clark		10.3	Form 10-Q File No. 333-190836	August 14, 2014

10.16	Extension Agreement dated June 30, 2014 between the Company and Shawn P. Clark		10.4	Form 10-Q File No. 333-190836	August 14, 2014

10.17	Extension Agreement dated June 30, 2014 between the Company and Synergy Law Group, LLC		10.5	Form 10-Q File No. 333-190836	August 14, 2014

10.18	Note Payable dated July 22, 2014 by the Company to Shawn P. Clark, as amended		10.6	Form 10-Q File No. 333-190836	November 14, 2014

10.19	Note Payable dated August 20, 2014 by the Company to Shawn P. Clark		10.7	Form 10-Q File No. 333-190836	November 14, 2014

10.20	Note Payable dated November 7, 2014 by the Company to Shawn P. Clark		10.8	Form 10-Q File No. 333-190836	November 14, 2014

10.21	Note Payable dated November 24, 2014 by the Company to Shawn P. Clark		10.21	Form 10-K File No. 333-19083	April 13, 2015

10.22	Note Payable dated March 2, 2015 by the Company to Shawn P. Clark		10.22	Form 10-K File No. 333-190836	April 13, 2015

10.23	Note Payable dated March 20, 2015 the Company to Shawn P. Clark		10.23	Form 10-Q File No. 333- 190836	May 15, 2015

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
10.24	Note Payable dated May 5, 2015 the Company to Shawn P. Clark		10.24	Form 10-Q File No. 333- 190836	May 15, 2015

10.25	Note Payable dated June 24, 2015 The Company to Shawn P. Clark		10.25	Form 10-Q File No. 333- 190836	August 19, 2015

10.26	Extension Agreement dated June 29, 2015 between the Company and Shawn P. Clark		10.26	Form 10-Q File No. 333- 190836	August 19, 2015

10.27	Extension Agreement dated June 29, 2015 between the Company and Synergy Law Group, LLC		10.27	Form 10-Q File No. 333- 190836	August 19, 2015

23.1	Consent of Synergy Law Group, LLC (see Exhibit 5.1)		5.1	Form S-1/A File No. 333-190836	September 2, 2015

23.2	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants, for use of their report	X

101.INS	XBRL Instance Document*		101.INS	Form S-1/A File No. 333-190836	September 2, 2015

101.SCH	XBRL Taxonomy Extension Schema Document*		101.SCH	Form S-1/A File No. 333-190836	September 2, 2015

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*		101.CAL	Form S-1/A File No. 333-190836	September 2, 2015

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*		101.DEF	Form S-1/A File No. 333-190836	September 2, 2015

101.LAB	XBRL Taxonomy Extension Label Linkbase Document*		101.LAB	Form S-1/A File No. 333-190836	September 2, 2015

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*		101.PRE	Form S-1/A File No. 333-190836	September 2, 2015

* Pursuant to Rule 406T of Regulation S-T, the interactive files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

Item 17.  Undertakings

The undersigned registrant undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.  For determining any liability under the Securities Act of 1933 to any purchaser:

(i)  we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.  For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)  we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)  we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of  first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on October 20, 2015.

KEY LINK ASSETS CORP.

By: /s/ Shawn P. Clark
Shawn P. Clark President and Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ SHAWN P. CLARK	President, Chief Executive Officer and	October 20, 2015
Shawn P. Clark	Director (principal executive officer)

*	Vice President,	October 20, 2015
Tysen J. Kamin	Chief Operating Officer and Director (principal financial and accounting officer)

*By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the SEC, has signed this Amendment to the Registration Statement on behalf of the individual indicated.